EXHIBIT 99.2

PRO-FORMA AND OTHER FINANCIAL INFORMATION

The following is the pro-forma financial information for the Company and Wainwright as of September 30, 2016. The pro-forma information represents the effect of the proposed Transaction on the Company’s financials as though it took place on July 1, 2015. The pro-forma combined financial information of the Company for the year ended June 30, 2016, the historical audited annual financials, and the reviewed interim period financial statements of both the Company and Wainwright were filed as a part of the Company’s Definitive Information Statement on Schedule 14C on November 18, 2016, which has been incorporated herein by reference.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS
The Company will acquire all of the issued and outstanding shares of Wainwright Holdings, Inc. in exchange for 818,799,976 shares of the Company’s Common Stock and 9,354,119 shares of the Company’s Preferred Stock (convertible into shares of Common Stock at a ratio of 1:20). Due to the commonality of ownership between the two companies the transaction will be accounted for as a pooling of interests.

The following unaudited condensed combined pro forma financial statements for the three-month period ended September 30, 2016 are based upon the previously filed unaudited, reviewed, financial statements of the Company as of and for the three-month period ended September 30, 2016 and the unaudited financial statements of Wainwright Holdings, Inc. as of and for the three-month period ended September 30, 2016. The unaudited Pro Forma Condensed Combined Statement of Operations for the three-month period ended September 30, 2016 give effect to these transactions as if they had occurred on July 1, 2015.

The historical information contained in the unaudited condensed combined pro forma financial statements has been adjusted where events are directly attributable to the acquisition, or are likely to have a continuing effect on the consolidated financial statements of Concierge Technologies. The unaudited condensed combined pro forma financial statements should only be read in conjunction with the notes to the unaudited condensed combined pro forma financial statements appearing below and with reference to historical financial statements on file for Concierge Technologies, Inc.

The unaudited condensed combined pro forma financial statements are based on estimates and assumptions and are presented for illustrative purposes only and are not necessarily indicative of what the consolidated company’s results of operations actually would have been had the acquisition been completed as of the dates indicated. Additionally, the unaudited pro forma condensed consolidated financial information are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited condensed combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Wainwright Holdings, Inc. as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

EXHIBIT 99.2

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2016

	Concierge Technologies	Wainwright Holdings	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$991,800	6,795,324			$7,787,124
Short term investments		978			978
Accounts receivable	804,949	2,051,661			2,856,610
Inventory, net	445,575				445,575
Notes receivable		1,150,000	(1,000,000)	a	150,000
Other current assets	20,847	172,058			192,905
Total current assets	2,263,171	10,170,021	(1,000,000)		11,433,192

Restricted cash	14,568				14,568
Property and equipment, net	1,152,717				1,152,717
Goodwill	219,256				219,256
Intangible assets, net	988,235				988,235
Deferred tax asset, net		1,303,573			1,303,573
Long term investments		500,980			500,980
Other assets		8,558			8,558
Total assets	$4,637,947	$11,983,132	$(1,000,000)		$15,621,079

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,001,603	$1,830,750	$(18,959)	f	$2,813,394
Purchase consideration payable	214,035				214,035
Debentures payable - related parties	1,300,000		(700,000)	a	600,000
Notes payable - related parties	303,500		(300,000)	a	3,500
Notes payable	8,500				8,500
Expense waivers, related party		562,500			562,500
Total liabilities	2,827,639	2,393,250	(1,018,959)		4,201,929

COMMITMENT & CONTINGENCY

STOCKHOLDERS' EQUITY
Preferred stock			-		-
Series B	3,754		9,354	b	13,108
Common stock	67,954	17	818,783	c,d	886,754
Treasury Stock		(5,389,064)	5,389,064	g	-
Dividends paid			-		-
Additional paid-in capital	8,325,620	1,561,123	(6,217,201)	b,c,d,g	3,669,542
Accumulated other compreshensive loss	(39,241)	(695)			(39,936)
Accumulated earnings (deficit)	(6,547,778)	13,418,501	18,959	f	6,889,682
Total Stockholders' equity	1,810,307	9,589,882	18,959		11,419,149
Total liabilities and Stockholders' equity	$4,637,947	$11,983,132	$(1,000,000)		$15,621,079

EXHIBIT 99.2

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the three months ended September 30, 2016

	Concierge Technologies	Wainwright Holdings	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$2,095,232	$6,367,944			$8,463,176

Cost of revenue	1,126,502				1,126,502

Gross profit	968,730	6,367,944	-		7,336,674

Operating expense
General & administrative expense	1,033,266	3,769,607			4,802,873
Total operating expenses	1,033,266	3,769,607	-		4,802,873

Operating Income (Loss)	(64,536)	2,598,337			2,533,801

Other income (expense)
Other income (expense)	4,916				4,916
Interest income (expense)	(13,256)		10,279	e	(2,977)
Total other income (expense)	(8,340)	-	10,279		1,939

Net Income (Loss) before income taxes	(72,876)	2,598,337	10,279		2,535,740

Provision of income taxes	(43,380)	(1,001,055)			(1,044,435)

Net Income (Loss)	$(116,256)	$1,597,282	$10,279		$1,491,305

Other Comprehensive Gain (Loss)
Foreign currency translation loss	(9,738)				(9,738)
Other comprehensive loss		(15)			(15)
Comprehensive Gain (Loss)	$(125,994)	$1,597,267			$1,481,552

Weighted average shares of common stock
Basic & Diluted	67,953,870		818,799,976		886,753,846
Diluted	67,953,870	-	1,080,969,496		1,148,923,366

Net income (loss) per common share
Basic & Diluted	$(0.00)				$0.00
Diluted					$0.00

EXHIBIT 99.2

Concierge Technologies, Inc. and Subsidiaries
Notes to Unaudited Pro-Forma Condensed
Combined Consolidated Financial Statements

Note 1 – Description of the Transactions
On September 19, 2016 Concierge Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement with Wainwright Holdings, Inc. (“Wainwright”) and certain shareholders of Wainwright (the “Wainwright Sellers”) wherein the Wainwright Sellers would sell their shares in Wainwright to the Company in exchange for a combination of the Company’s Preferred Stock and Common Stock. The Agreement provides that, subject to certain conditions, the Company will offer the remaining holders of Wainwright Common stock the opportunity to become a party to the Agreement and sell the shares of Wainwright Common Stock held by them on the terms set forth in the Agreement. All such shareholders have agreed to sell and have been included in the Agreement.

All holders of Wainwright Common Stock are now parties to the Agreement and the conditions to closing under the Agreement are satisfied. The Company has, or will, issue, in exchange for the Wainwright Common Stock: (i) 818,799,976 shares of Company Common Stock, and (ii) 9,354,119 shares of Company Preferred Stock (which preferred shares are convertible into 187,082,377 shares of Company Common Stock) (the foregoing (i) and (ii) referred to collectively as the “Concierge Shares”).

Note 2 – Basis of Presentation
The unaudited condensed combined pro forma consolidated financial statements for the three-months ended September 30, 2016 are based upon the previously filed unaudited financial statements of the Company for the three-month period ended September 30, 2016 and the unaudited financial statements of Wainwright for the nine-month period ended September 30, 2016. The unaudited pro forma condensed combined financial information was prepared under United States Generally Accepted Accounting Principles (“GAAP”).

For financial reporting purposes, the transaction constituted a transfer of assets between entities under common control and was accounted for in a manner similar to the pooling of interests method of accounting. Under this method, the carrying amount of net assets recognized in the consolidated balance sheets of each combining entity are carried forward to the consolidated balance sheet of the combined entity and no other assets or liabilities are recognized.

Note 3 – Unaudited Pro Forma Adjustments
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. Pro forma adjustments are necessary to reflect the total purchase price of Wainwright Holdings, Inc.
Adjustments included under the column headings “Pro Forma Adjustments” represent the following:
a.
To eliminate intercompany debt represented by an aggregate of $1,000,000 in notes due Wainwright Holdings by Concierge
b.
To record the par value of Series B Preferred Stock issued in the transaction: $9,354
c.
To record the par value of Common Stock issued in the transaction: $818,800
d.
To eliminate the capital stock in Wainwright and record as additional paid in capital: $17
e.
To eliminate interest expense for amounts due Wainwright by Concierge: $10,279.45
f.
To eliminate accrued interest payable to Wainwright by Concierge: $18,959
g.
To eliminate the treasury stock of Wainwright and adjust against Additional Paid in Capital of Concierge: $5,389,064